UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2013 (February 7, 2013)

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2012 Cash Bonus Plan Payouts

On March 22, 2012, the Board of Directors (the “Board”) of Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”) adopted the Company’s 2012 Cash Bonus Plan (the “Bonus Plan”), which was filed as Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2012, for the Company’s employees, including its executive officers. The Bonus Plan was adopted to motivate and retain the Company’s employees.

The second component of the Bonus Plan (the “Year-End Objective”) comprised 50% of the target bonus percentage (the “TBP”) of each participant and was determined based upon the achievement of the Company’s 2012 corporate goals, as set forth in the Bonus Plan. The 2012 corporate goals included the approval by the U.S. Food and Drug Administration of the Company’s New Drug Application for its ADASUVE (Staccato® loxapine) product candidate, achievement of certain goals related to the potential commercialization of ADASUVE, development of additional product candidates and certain financial objectives. The Board’s determination of the achievement of the corporate goals accounted for 80% of the Board evaluation factor of the Year-End Objective, with the remaining 20% of the bonus potential subject to the discretion of the Board. Pursuant to the terms of the Bonus Plan, the TBP of the Chief Executive Officer was set at 60% of base salary, and 40% for the other executive officers.

With the exception of the Company’s Chief Executive Officer, Thomas B. King, the amounts payable in respect of the Year-End Objective were weighted for each individual, including executive officers, to take into account the achievement of the corporate goals and related department/individual goals, as recorded with the Company’s 2012 year-end individual performance evaluations. Mr. King’s bonus was determined by the Board’s determination of the Company’s achievement of the corporate goals, with an 80% weighting to goal achievement and a 20% weighting to the Board’s discretion of the bonus potential.

On February 7, 2013, the Board approved the payment of the cash bonuses related to the Year-End Objective under the Bonus Plan, and each of Thomas B. King, Mark K. Oki, James V. Cassella, Michael J. Simms and Darl Moreland (collectively, the “Executive Officers”), in addition to the other participants in the Bonus Plan, became entitled to receive the cash bonus associated with the Year-End Objective. The Board also approved an amendment to the Bonus Plan to provide that performance may increase or decrease a Bonus Plan participant’s individual bonus award under the Bonus Plan by up to 100%, in lieu of the 30% limit previously in effect under the Bonus Plan. The amounts awarded to the Executive Officers in connection with the Year-End Objective were as follows:

Executive Officer	Bonus Amount
Thomas B. King	$212,925.90
President and Chief Executive Officer

James V. Cassella, Ph.D.	$140,000.00
Executive Vice President, Research and Development and Chief Scientific Officer

Michael J. Simms	$66,765.39
Senior Vice President, Operations and Manufacturing

Mark K. Oki	$53,000.00
Senior Vice President, Finance, Chief Financial Officer and Secretary

Darl Moreland	$53,000.00
Senior Vice President, Quality

The foregoing summary of the Bonus Plan is qualified in its entirety by reference to the Bonus Plan, as amended.

2013 Base Salary Increases

On February 7, 2013, the Board approved the following salary increases for the Executive Officers to be effective as of February 1, 2013. The salary increases were based upon merit and a peer company review conducted by Radford.

Executive Officer	New Base Salary
Thomas B. King	$515,000
President and Chief Executive Officer

James V. Cassella, Ph.D.	$365,000
Executive Vice President, Research and Development and Chief Scientific Officer

Michael J. Simms	$350,000
Senior Vice President, Operations and Manufacturing

Mark K. Oki	$300,000
Senior Vice President, Finance, Chief Financial Officer and Secretary

Darl Moreland	$300,000
Senior Vice President, Quality

Restricted Stock Unit Grant

On February 7, 2013, the Board granted 17,795 restricted stock units (the “RSUs”) to James V. Cassella. The RSUs were granted under and in accordance with the terms and conditions of the Company’s 2005 Equity Incentive Plan and the Form of Notice of Grant of Award and Stock Unit Award Agreement previously filed with the Securities and Exchange Commission. The RSUs vested in full on the date of the grant.

Accrued Vacation Payouts

On February 7, 2013, the Board approved a reduction in the maximum number of hours of flexible time off (“FTO”) that employees of the Company may accrue under the Company’s vacation policy. In connection with the reduction of the FTO accrual limit, the Company made a one-time cash payment to certain employees, including certain of the Executive Officers, in respect of the number of hours of FTO such employees had accrued above a certain pre-defined threshold level, and correspondingly cancelled all FTO hours above such level. The one-time cash payment was equal to the product of (i) the employee’s 2012 base salary, prorated to an hourly rate, multiplied by (ii) the FTO hours paid out upon cancellation. Messrs. Simms and Moreland did not receive any such payments. The amounts paid to the other Executive Officers in respect of such cancellations were as follows:

Executive Officer	Accrued Vacation Cancellation Payout Amount
Thomas B. King	$15,782.90
President and Chief Executive Officer

James V. Cassella, Ph.D.	$21,042.07
Executive Vice President, Research and Development and Chief Scientific Officer

Mark K. Oki	$14,837.45
Senior Vice President, Finance, Chief Financial Officer and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.

Date: February 8, 2013	By:	/s/ Thomas B. King
Thomas B. King
President and Chief Executive Officer